GMT Capital Corp. SC 13G/A

Exhibit 1

LIMITED POWER OF ATTORNEY

Know all by these presents that the undersigned (the “Principal”) hereby constitutes and appoints each of Omar Z. Idilby and Harold Randall, or either of them, with full power of substitution, as the Principal’s true and lawful attorneys-in-fact (each, “Attorney-In-Fact”) for the Principal in any lawful way with respect to the following limited purposes:

(1)         prepare, execute in the Principal’s name and on the Principal’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) Form 3, Form 4, Form 5, Schedule 13D, Schedule 13G and subsequent Schedule 13G/A filings, including amendments and exhibits thereto, and any other documents necessary or appropriate to enable the Principal to make electronic filings with the SEC of reports required by the Securities Exchange Act of 1934, including without limiting the foregoing certifying on behalf of the Principal that the securities referred to in any such filings were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect, other than activities solely in connection with a nomination under § 240.14a-11 of the Securities Exchange Act of 1934; and

(2)         take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-In-Fact, may be of benefit to, in the best interest of, or legally required by, the Principal, it being understood that the documents executed by either Attorney-In-Fact on behalf of the Principal pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-In-Fact may approve in such Attorney-In-Fact’s discretion.

The Principal hereby grants to each Attorney-In-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-In-Fact, or such Attorney-In-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each foregoing Attorney-In-Fact, in serving in such capacity at the request of the Principal, is not assuming any of the Principal’s responsibilities to comply with the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect from the date hereof until revoked as regards either Attorney-In-Fact by the Principal in a signed writing delivered to the respective Attorney-In-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of February, 2024.

By:
Name: Thomas E. Claugus

ACCEPTANCE OF APPOINTMENT

I, Omar Z. Idilby, the Attorney-In-Fact named above, hereby accept appointment as Attorney-In-Fact in accordance with the foregoing instrument.

By:
Name: Omar Z. Idilby

I, Harold Randall, the Attorney-In-Fact named above, hereby accept appointment as Attorney-In-Fact in accordance with the foregoing instrument.

By:
Name: Harold Randall

WITNESS

We, the witnesses, each do hereby declare in the presence of the Principal that the Principal signed and executed this instrument as his Power of Attorney in the presence of each of us, that he signed it willingly, that each of us hereby signs this Power of Attorney as witness at the request of the Principal and in his presence, and that, to the best of our knowledge, the Principal is eighteen years of age or over, of sound mind, and under no constraint or undue influence.

Witness Signature	Witness Signature

RUTH RYDER	IRYNA GAMBLE
Print Name	Print Name

2300 WINDY RIDGE PKWY #5505	Same
Address	Address

Atlanta GA 30339

ACKNOWLEDGMENT OF NOTARY PUBLIC

STATE OF GEORGIA	Atlanta

COUNTY OF	Fulton	, ss.

On 02/06/2024 (mm/dd/yyyy), before me appeared Thomas E. Claugus, as Principal of this Power of Attorney who proved to me through government issued photo identification to be the above-named person, in my presence executed foregoing instrument and acknowledged that he executed the same as his free act and deed.

Notary Public
(seal)

My Commission Expires: July 4, 2024